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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation of Los Angeles:

We consent to the inclusion in this Registration Statement on Form S-4 of Chancellor Media Corporation of Los Angeles of our report dated March 24, 1997, on our audit of the consolidated statements of operations, changes in common stockholders' equity and cash flows of Trefoil Communications, Inc. and Subsidiaries for the period January 1, 1996 through February 13, 1996. We also consent to the reference to our firm under the caption "Experts".

                                            Coopers & Lybrand L.L.P.

Dallas, Texas
September 25, 1997